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                        PROFESSIONAL SERVICES AGREEMENT


     THIS PROFESSIONAL SERVICES AGREEMENT ("Agreement") dated as of July 12, 1999 is between Russell L. Allen ("Consultant") and North American Technologies Group, Inc. ("Company").

                                  BACKGROUND

     A. The Consultant is a certified public accountant and an experienced financial professional.

     B. The Company desires to retain the services of the Consultant for business and financial advice, and the Consultant desires to perform such services in such position on the terms set forth below.

     NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

     1.  Term.

         (a) This Agreement shall be for a period of time ("Consulting Term") commencing on July 12, 1999 and ending on March 31, 2000. Thereafter, the Agreement may be extended on a month-to-month basis upon the mutual agreement of both parties.

         (b) The Consulting Term shall terminate on the date of Consultant's death, in which event compensation owing to Consultant through the date of Consultant's death shall be paid to his estate. Consultant's estate will not be entitled to any other compensation under this Agreement.

     2. Duties. Consultant shall provide business and financial consultation services as more fully described on Exhibit A hereto.

     3. Compensation. During the Consulting Term, the Company shall compensate Consultant as set forth on Exhibit B hereto.

     4.  Agreement not to Solicit Consultants.

         (a) Consultant will not, while at any time during the term of this Agreement and for a period of twelve (12) months following the termination of such Agreement, whether as an individual, or in any capacity, directly or indirectly, solicit, employ, contract or retain any employee of the Company without its written consent.

         (b) Consultant agrees that the remedy at law for any breach of this Paragraph 4 would be inadequate and that the Company, its affiliates and subsidiaries, shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Paragraph 4.
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     5.  Proprietary Information.

         (a) Consultant acknowledges that Consultant will have access to certain proprietary and confidential information of the Company, as well as its affiliates, subsidiaries, and their clients, which confidential and proprietary information includes, but is not limited to, contemplated new products and services, marketing and advertising campaigns, sales projections, creative campaigns and themes, and financial information of the Company. Consultant agrees to hold in confidence any such knowledge and information of a secret or confidential nature with respect to the Company, as well as its affiliates, subsidiaries and their clients during the Consulting Term or thereafter, other than in connection with performing Consultant's services for the Company in accordance with this Agreement, except to the extent that such information shall have become public knowledge other than as a result of a violation of this Agreement by the Consultant or of a breach by any other persons who have agreed not to discuss, publish or make use of such information.

         (b) The Consultant agrees that the remedy at law for any breach of this Paragraph 5 would be inadequate and that the Company, its affiliates and subsidiaries, shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Paragraph 5.

     6. Representations and Warranties of Consultant. Consultant hereby represents and warrants to the Company as follows: (i) Consultant has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; (ii) the execution and delivery of this Agreement by Consultant and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement, or other understanding to which Consultant is a party or by which he is or may be bound or subject; and (iii) Consultant is not a party to any instrument, agreement, document, arrangement, or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services that would prohibit the Consultant from performing the services contemplated by this Agreement.

     7. Limitation or Remedies. Except as specifically provided in Paragraph 4(b) and Paragraph 5(b) hereof, Consultant's entire liability and Company's exclusive remedy for damages from any cause whatsoever, including, but not limited to, non-performance or misrepresentation, and regardless of the form of actions, shall be limited to the amount which has been paid to Consultant by the Company for performance hereunder. In no event will Consultant be liable for damages caused by the Company's negligence, or for special, incidental or consequential damages, lost profits, lost use of equipment, loss of stored memory, cost of substitute equipment or other down-time costs, even if Consultant has been advised of the possibility of such damages, or for any claim against the Company by any other party. No action rising out of this Agreement, regardless of the form of action, may be brought by Consultant more than one year after the action has occurred.

     8. Termination with Cause. If either Party breaches this Agreement, the other Party may terminate the Agreement or the Exhibit upon ten (10) business days written notice to the

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other, unless the breach is cured, to the satisfaction of the non-breaching
Party, within the notice period.

      9. Termination without Cause. Consultant or the Company may terminate this Agreement, in whole or in part, at any time without cause following thirty
(30) day written notice to the other Party.

     10. Force Majeure. Either party shall be excused for delay in the performance of any obligations hereunder when such delay is the result of or attributable to the elements, acts of God, governmental authority, unavailability of parts from manufacturer, delays in transportation or any other cause beyond their reasonable control.

     11. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Texas.

     12. Successors and Assigns. Neither this Agreement, nor any of Consultant's rights, powers, duties or obligations hereunder, may be assigned by Consultant. This Agreement shall be binding upon and inure to the benefit of Consultant and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any company or companies acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise. Any such successor referred to in this paragraph shall thereafter be deemed "the Company" for the purpose hereof.

     13. Waiver. Any waiver or consent from the Company or Consultant with respect to any term or provision of this Agreement or any other aspect of the Company's or Consultant's conduct or services hereunder shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company or Consultant at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to any term or provision of this Agreement or any other aspect of the Company's or Consultant's conduct or services hereunder in no manner (except as otherwise expressly provided herein) shall affect the Company's or Consultant's right at a later time to enforce any such term or provision.

     14. Savings Clause. The failure of the Company or the Consultant to at any time enforce any provision hereof shall never be construed to be a waiver of such provision or of the Company or the Consultant to enforce each and every provision hereof at any time. In the event any paragraph, provision or clause, or any combination of same hereof shall be found or held to be unenforceable at law or in equity, or under any ordinance, statute or regulation, such findings or holdings shall not in any way affect the other paragraphs, provisions and clauses which shall remain in full force and effect, and which shall, to the extent possible, be interpreted and applied so as to effectuate the intent of the paragraphs, provisions or clauses held to be unenforceable.

     15.  Miscellaneous.

          (a) This Agreement and any exhibits attached hereto represent the entire agreement between the Parties. Any modification to this Agreement may be made only in

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writing executed by the duly authorized representatives of Consultant and the
Company. Exhibits, attachments and amendments to this Agreement shall take precedence in case of conflicting terms between the terms of the Agreement, and those of the exhibits, attachment or amendment.

         (b) Consultant represents and agrees that he fully understands his rights to discuss all aspects of this Agreement with his private attorney, that to the extent he desires, he availed himself of this right, that he has carefully read and fully understands all of the provisions of the Agreement, that he is competent to execute this Agreement, that his decision to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into this Agreement, and that he has read this document in its entirety and fully understands the meaning, intent, and consequences of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Professional Services Agreement as of the date first above written.

                              NORTH AMERICAN TECHNOLOGIES
                              GROUP, INC.


                              By: /s/ Henry W. Sullivan
                                 --------------------------------
                                 Henry W. Sullivan
                                 President and Chief Executive Officer


                                  /s/ Russell L. Allen
                                 --------------------------------
                                 Russell L. Allen

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                                   EXHIBIT A

             DESCRIPTION OF SERVICES TO BE PROVIDED BY CONSULTANT

Consultant shall be elected to the position of Treasurer and Chief Financial Officer of North American Technologies Group, Inc. Acting in this capacity, Consultant will provide financial, business and management advice to the Board, President, Officers and staff of the Company as required. He will take responsibility for all accounting, tax, financial reporting and cash management requirements of the Company. He will direct and take responsibility for all filings, reports and other matters pertaining to compliance with the SEC rules and regulations governing operation of the Company. He will handle all negotiations with banks and other financial institutions as required in the normal course of company business. He will assist and advise in matters of strategy as regards the ongoing development of company business as his experience allows. Consultant's services will be made available on an as-needed basis and Consultant will guarantee to make not less than one-half of his professional time available to the Company if required.

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                                   EXHIBIT B

                             COMPENSATION SCHEDULE


Consultant's services will be billed to the Company on a monthly basis at the rate of $200.00/hour actually worked. Company will pay for these services with a combination of cash and Common Stock in the Company as follows:

     .  Part A - $80.00/hour paid in cash

     . Part B - The equivalent of $120.00/hour in shares of the Company's Common Stock. The number of shares shall be determined by dividing amounts earned at the rate of $120.00/hour by the average of the closing stock prices for the month worked.

Invoices will be paid within 5 days of their acceptance. The Company will endeavor to have stock certificates issued as quickly as is possible. The responsibility for all other taxes on monies or stock delivered to the Consultant will be the sole responsibility of the Consultant. Consultant will, however, be reimbursed for normal business expenses in accordance with Company policy.

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